Exhibit 16.1

September 11, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by ADS Waste Holdings, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 14 of Form S-4, as part of the Registration Statement on Form S-4 of ADS Waste Holdings, Inc. to which this letter is attached as an exhibit. We agree with the statements included under “Change in Accountants” concerning our Firm in such Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Jacksonville, Florida